EXHIBIT 10.5






                           PRODUCT EXCHANGE AGREEMENT

                                     BETWEEN

                                   NEWCO, LTD.

                                       AND

                              TIOXIDE EUROPE, LTD.


















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                                      INDEX


ARTICLE     TITLE

   1.              DEFINITIONS
   2.              SUPPLY OF PRODUCTS
   3.              QUANTITIES AND FORECASTS.
   4.              ORDER AND DELIVERY
   5.              PRODUCT IMBALANCES
   6.              QUALITY, ADJUSTMENTS
   7.              TERM AND TERMINATION
   8.              WARRANTY
   9.              CLAIMS
   10.             REMEDY
   11.             PATENT WARRANTY
   12.             NO CONSEQUENTIAL DAMAGES
   13.             FORCE MAJEURE
   14.             ALLOCATION
   15.             GOVERNMENT ACTION
   16.             USER PROTECTION AND PRODUCT INFORMATION
   17.             LABELING AND LITERATURE, NAME ON PRODUCT
   18.             TAXES, INTEREST, VAT, IMPORT DUTIES
   19.             CONFIDENTIAL INFORMATION
   20.             DISPUTE RESOLUTION
   21.             ASSIGNMENT
   22.             NO AGENCY AND NO PARTNERSHIP
   23.             ENTIRE AGREEMENT/AMENDMENTS/SEVERABILITY
   24.             WAIVER
   25.             NOTICES
   26.             GOVERNING LAW
   27.             COVENANT NOT TO COMPETE
   28.             ASSURANCES

   SCHEDULE  "A" -  TIOXIDE  FINISHED  PRODUCTS
   SCHEDULE  "B" - NEWCO  FINISHED PRODUCTS
   SCHEDULE "C" - TIOXIDE CALCINER  DISCHARGE  PRODUCTS
   SCHEDULE "D" - NEWCO  CALCINER  DISCHARGE  PRODUCTS
   SCHEDULE "E" - CUSTOMER  LIST  (SULFATE PRODUCTS)
   SCHEDULE "F" - CUSTOMER LIST (TC4)


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                           PRODUCT EXCHANGE AGREEMENT

      This Product Exchange Agreement ("Agreement") is entered into this _________day of _________, 1998, by and between NEWCO, Ltd. ("Newco") a corporation incorporated in England and Wales and Tioxide Europe, Ltd., ("TEL"), a corporation of the United Kingdom for the purpose of exchanging Products, as defined herein and specified in the attached Schedules, collectively referred to herein as the "parties" or singularly as "party" and each party hereto variously referred to as the "supplying party" or the "receiving party" as the case may be.

      Whereas, TEL, an Affiliate of DuPont, holds one-hundred percent of the shares of stock of Newco; and,

      Whereas, the primary asset of Newco is the titanium dioxide manufacturing plant located at Grimsby, U.K. (the "Grimsby Plant"); and

      Whereas, concurrent with the execution of this Agreement, Purchaser is acquiring the Tioxide North American titanium dioxide business; and

      Whereas, concurrent with the execution of this Agreement, TEL has agreed to sell the whole of the issued share capital in Newco, to Purchaser to provide Purchaser and its Affiliates with manufacturing capacity to support Purchaser's North American business; and

      Whereas, the Products currently sold in North America include specific products not currently manufactured by Newco and the parties wish to ensure continued availability of the Products while Newco and its Affiliates expand their product range to ensure continuity and while the customers for such Products carry out the necessary trials to approve Products newly manufactured; and

      Whereas, the Products currently sold by the Grimsby Plant are desired by TEL (and its Affiliates) for sale in Europe for a limited period of time; and

      Whereas, TEL (and its Affiliates) and Newco (and its Affiliates) therefore wish, for a limited period of time, to exchange as between one another equal, or close to equal quantities of the Products specified below for no additional consideration other than the Products themselves, or as otherwise specified on the terms and subject to the conditions contained herein; and

      Whereas, the parties intend to minimize both the total quantity of products exchanged and the duration of the exchange so as independently to supply the needs of each company's own customers at or before the end of the Contract Period; and

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      Whereas,  the parties  recognize  that  imbalances may result in one party hereto not receiving the same quantity of Product that said party is supplying to the receiving party; and

      Whereas, the terms contained herein are, among other things, developed to address said Product Imbalance as defined below in furtherance of the goals of this Agreement;

      NOW THEREFORE, the parties hereto agree to enter into this Product Exchange Agreement on the terms set forth below:

      1.    Definitions:

            In this Agreement, including the attached Schedules, the recitals, words and expressions shall have the following meaning:

            "Affiliates" shall have the same meaning as set forth in the Share Purchase and Sale Agreement between TEL and Purchaser dated __________, 1998 relating to the sale and purchase of the whole of the issued share capital of Newco.

            "Business Day(s)" means a day (other than a Saturday or Sunday) on which banks are generally open for normal business in each of London, Montreal and New York.

            "Calciner Discharge Products" means the Newco Calciner Discharge Products or the Tioxide Calciner Discharge Products or generally both as the case may be.

            "Calciner Discharge Product Imbalance" means at any Product Imbalance Date any difference in quantity between the Calciner Discharge Product received by TEL and the Calciner Discharge Product received by Newco in the period since the later of (1) the Completion Date or (2) the most recent preceding Product Imbalance Date for which the Product Imbalance has been cured or eliminated pursuant to Subclauses 5.1.4 through 5.1.6, as the case may be.

            "Calciner Discharge Product Value" means an amount in U.S. dollars determined by calculating the sum of the average per-metric-ton full cost of manufacturing Calciner Discharge Products experienced by the Tioxide Group during its 1997 accounting year plus a 2.5% manufacturing margin, such sum to be escalated annually on December 31 each year by the increase/decrease in the Retail Prices Index for such year as published by H.M. Government, and multiplying such escalated sum by the relevant total number of tons of Calciner Discharge Products.

            "Completion Date" as used in this Agreement has the same meaning as that set forth in the Share Purchase and Sale Agreement between TEL and Purchaser.

            "Contract Period" means the period beginning on the Completion Date and ending two (2) years thereafter (subject to early termination under Clause 7 of this Agreement).

            "Delivery Point" means the supplying party's plant.

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            "DuPont" means E. I. du Pont de Nemours and Company., a U.S.
(Delaware) Corporation.

            "Finished Products" means the Newco Finished Products or the Tioxide Finished Products or generally both as the case may be.

            "Finished Product Imbalance" means at any Product Imbalance Date , any difference in quantity between the Finished Products received by TEL and the Finished Products received by Newco in the period since the later of (1) the Completion Date, or (2) the most recent preceding Product Imbalance Date for which the Product Imbalance has been cured or eliminated pursuant to Subclauses
5.1.4 through 5.1.6, as the case may be.

            "Finished Product Value" means an amount in U.S. dollars determined by calculating the sum of the average per-metric-ton full cost of manufacturing Finished Products experienced by the Tioxide Group during its 1997 accounting year plus a 2.5% manufacturing margin, such sum to be escalated annually on December 31 each year by the increase/decrease in the Retail Prices Index for such year as published by H.M. Government, and multiplying such escalated sum by the relevant total number of tons of Finished Products.

            "Force Majeure" has the meaning set forth in Paragraph 13 of this Agreement.

            "Newco CD Product Imbalance" means a Calciner Discharge Product Imbalance occurring because Newco receive a quantity of Calciner Discharge Product from TEL that is greater than the quantity of Calciner Discharge Product received by TEL from Newco.

            "Newco Calciner Discharge Products" means the Products listed in Schedule "D" meeting the Specifications, being all those grades of calciner discharge produced at the Grimsby Plant (U.K.) during the three years prior to the Completion Date for subsequent treatment to become Finished Products. These Products will be produced by Newco solely at the Grimsby Plant (U.K.)
during the term of this Agreement.

            "Newco FP Product Imbalance" means a Finished Product Imbalance occurring because Newco received a quantity of Finished Product from TEL that is greater than the quantity of Finished Product received TEL from Newco.

            "Newco Finished Products" means the products listed in Schedule "B" meeting the Specifications, being those Finished Products produced at the Grimsby Plant (U.K.) during the three years prior to the Completion Date. These Products will be produced by Newco solely at the Grimsby Plant (U.K.)
during the term of this Agreement.

            "Newco Products" means the Newco Calciner Discharge Products and the Newco Finished Products, collectively.

            "Packaging Materials" means all materials used to package the Products, including, but not limited to, all bags, containers and other materials that are reasonably necessary to package the Products at the time title passes in accordance with Clause 4.3.

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            "Product"  means the  Calciner  Discharge  Products or the  Finished
Products, as the case may be. "Products" means the Calciner Discharge Products and the Finished Products, collectively. As used in this Agreement, "Product" or "Products" may refer to Product or Products produced by the "supplying party" or received by the "receiving party", or generally both, as the context requires.

            "Product Imbalance" means the Calciner Discharge Products Imbalance or the Finished Products Imbalance.

            "Product Imbalance Date" means any one of: (1) the date one year following the Completion Date, (2) the date of the end of the Contract Period, or (3) the date of termination of this Agreement pursuant to Subclause 7.2.

            "Purchaser" means NL Industries, Inc., a U.S. (New Jersey) corporation.

            "Quality" means, for a given Product grade, a set of values described within the Specifications.

            "Specification(s)" means the standard specifications of the Products on the day prior to the Completion Date or as amended by agreement in writing between the parties hereto. For a given Product grade, such standard Specifications may describe one or more Quality.

            "Tioxide CD Product Imbalance" means a Calciner Discharge Product Imbalance occurring because TEL received a quantity of Calciner Discharge
Product from Newco that is greater than the quantity of Calciner Discharge Product received by Newco from TEL.

            "Tioxide Calciner Discharge Products" means the products listed in Schedule "C" meeting the Specifications, being all those grades of calciner discharge produced by TEL or its Affiliates for transfer to North American during the three years prior to the Completion Date for subsequent treatment to become Finished Products. These Products will be produced by TEL or its Affiliates during the term of this Agreement at the former (ICI) Tioxide manufacturing plants.

            "Tioxide FP Product Imbalance" means a Finished Product Imbalance occurring because TEL received a quantity of Finished Product from Newco that is greater than the quantity of Finished Product received by Newco from TEL.

            "Tioxide Finished Products" means the products listed in Schedule "A" meeting the Specifications, being those Finished Products sold by Tioxide or an Affiliate in North America during the three years prior to the Completion Date. These Products will be produced by TEL or its Affiliates solely at former
(ICI) Tioxide manufacturing plants during the term of this Agreement.

            "Tioxide Products" means the Tioxide Calciner Discharge Products and the Tioxide Finished Products, collectively.

            "Value" means the Calciner Discharge Product Value and the Finished Product Value.


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      2.    Supply of Products.

            2.1 During the Contract Period, TEL agrees to deliver to Newco or Newco's Affiliates and Newco (or Newco's Affiliates, as the case may be) agrees to accept from TEL the quantity of Tioxide Calciner Discharge Products and of Tioxide Finished Products as determined in accordance with Clause 3.

            2.2 In consideration of the Tioxide Calciner Discharge Products and the Tioxide Finished Products supplied pursuant to Subclause 2.1, Newco agrees to deliver to TEL and TEL agrees to accept a like quantity of Newco Calciner Discharge Products and Newco Finished Products.

            2.3 In consideration of any Calciner Discharge Product Imbalance and/or Finished Product Imbalance that may occur pursuant to Subclauses 2.1 and 2.2, the parties agree to cure such Product Imbalance according to the provisions of Clause 5.

            2.4 For Product supplied according to Subclauses 2.1 and 2.2, the grade, package type and Quality will be determined by the provisions of Subclauses 3.2 through 3.6.

      3.    Quantities and Forecasts.

            3.1 Based on current requirements, the parties agree that for Tioxide Products delivered to Newco:

                  (a) the total quantity of Tioxide Calciner Discharge Products listed in Schedule C shall not exceed 25,000 metric tonnes;

                  (b) the total quantity of Tioxide Finished Products listed in Schedule A, Part 1 shall not exceed 55,000 metric tonnes;

                  (c) the total quantity of Tioxide Finished Products listed in Schedule A, Part 2 shall not exceed 1,000 metric tonnes; and

                  (d) the total  quantity of Tioxide  Products  shall not exceed
                  75,000 metric tonnes or such lesser amount specified in the forecast provided by Newco pursuant to Subclause 3.2;

during any period of 12 consecutive months within the Contract Period. All Newco forecasts will be for product to be made available by TEL at the Delivery Point for receipt by Newco. If these quantities are not sufficient to meet Newco's needs, the parties will negotiate in good faith to establish new limits.

            3.2 Within fifteen (15) days after the Completion Date, Newco shall provide to TEL a 12-month forecast by month for the total quantity of Tioxide Product needed by specifying a quantity for each grade, Quality, and package type.

            3.3 Within ten (10) days after receipt of Newco's forecast pursuant to Subclause 3.2, TEL will provide a 12-month forecast by month for the same total quantity of Newco Product to be supplied to TEL, specifying a quantity for each grade, Quality and package type.

            3.4 The forecasts provided pursuant to Subclauses 3.2 and 3.3 will be updated monthly on a 12-month rolling basis by each receiving party and provided:

                  (a) first from Newco to TEL by the 5th day of the month preceding the first month of each updated forecast, and

                  (b) then from TEL to Newco by the 10th day of the month preceding the first month of each updated forecast.

            3.5 On receipt of the reciprocal demand forecasts provided pursuant to Subclause 3.4, each supplying party will promptly assess its ability to meet the forecast. If any potential problem is foreseen, the parties will in good faith promptly discuss the problem, mutually agree on a resolution, and finalize the forecast by the 15th day of the month preceding the first month of each updated forecast.

            3.6 Each forecast provided according to Subclauses 3.2 - 3.4 shall be non-binding and for planning purposes only and does not represent a commitment by the supplying party to deliver and the receiving party to accept delivery of any quantity of Product, except that for each such forecast:

                  3.6.1 Month 1 requirements shall be a fixed and binding commitment by the receiving party to accept delivery of Product quantities by grade, Quality and package type.

                  3.6.2 Months 2 and 3 shall be variable by plus or minus 5% both for total quantity and for quantities by grade, Quality and package type, but are otherwise binding on the supplying party and the receiving party.

            3.7 The parties will adjust forecasts for Months 4 through 12 in each rolling forecast in a good faith attempt both to meet the requirements of Subclause 3.1 and to ensure that the total quantity of Tioxide Products and of Newco Products are equal at the end of each full year of the Contract Period.

            3.8 Each forecast shall also report the total quantities of Calciner Discharge Product and of Finished Product supplied and received during each full year following the Completion Date, so as to enable the parties to calculate any Product Imbalances.

            3.9 All exchanges of information pursuant to this Clause 3 are subject to Clause 19.3 "Confidential Information".

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      4.    Order and Delivery.

            4.1 The receiving party shall place all orders for Product from the supplying party according to commercially reasonable procedures specified by the supplying party at least forty-five (45) days before the date of requested delivery, except that:

                  4.1.1 During the first month following the Completion Date, the parties will cooperate to maintain continuity of supply for orders placed prior to the Completion Date for delivery during that first month; and

                  4.1.2 By mutual agreement, the parties may waive the 45-day lead time to help minimize or avoid a Product Imbalance.

            4.2 All orders from the receiving party shall be for full container quantities with each container loaded to the maximum allowable weight compliant with legal weight restrictions and physical property restrictions and in no instance more than two (2) grade and package type combinations per container. The receiving party shall be responsible for providing such containers. The supplying party will make good faith efforts to avoid package damage associated with loading products of dissimilar package size. The supplying party will have no liability for package damage in the case of containers with more than one (1) grade of product type where such package damage has been caused by the inclusion of two (2) grade and package type combinations per container.

            4.3 All Product will be supplied by the supplying party: "Ex Works". All title and risk for the Product shall pass to the receiving party when the product is accepted for loading and shipment at the Delivery Point. The receiving party shall bear all costs of transportation, freight, duties, taxes and related costs and is responsible for the logistics of transporting the Product.

            4.4 Product will be delivered by supplying party in Packaging Materials provided by the receiving party at the cost of the receiving party.

                  4.4.1 Packaging Materials will be available to the supplying party for its use at the relevant Delivery Point at least sixty (60) days in advance of any delivery date in sufficient quantity to allow supplying party to meets its commitments hereunder.

                  4.4.2 All Packaging Materials will display the receiving party's name, trademark(s), if any, and other relevant information for use by the supplying party in fulfilling the receiving party's requests for Product.

                  4.4.3 Any failure to supply Product due to lack of availability of proper Packaging Materials will be deemed a failure of receiving party to perform its obligations according to the provisions of this Agreement and will not be a failure of the supplying party to perform its obligations according to the provisions of this Agreement, unless the supplying party is solely negligent for lack of availability of proper Packaging Materials.

                  4.4.4 During the first one hundred eighty (180) days following the Completion Date or until sufficient Packaging Materials are provided by the receiving party, whichever shall first occur, the supplying party shall utilize its own Packaging Materials, with associated costs to be reimbursed by the receiving party. Receiving party shall be responsible for re-labeling in accordance with Subclause 4.4.2.

            4.5  All  Product  made  available  by  the  supplying   party,   in
satisfaction of an order from receiving party, will be promptly transported by receiving party from the Delivery Point.

            4.6 Product will be made available throughout the delivery month in accordance with the supplying party's monthly production schedule.

            4.7 The parties will use reasonable efforts to cooperate with one another in providing any necessary documentation to support these transactions and any subsequent shipments or exports contemplated hereunder.

            4.8 The parties acknowledge that:

            (a)   This  Agreement is of short  duration  and designed  solely to
                  facilitate  the  intent  of  the  parties   described  in  the
                  Recitations,

            (b) There are no significant or material differences among the financial values of the Products listed in Schedules A and B,

            (c) There are no significant or material differences among the financial values of the Products listed in Schedules "C" and "D", and

            (d) Circumstances relating to documentation, customs, duties, taxation, or other legal requirements may necessitate the assignment of a financial value to a particular quantity of Product.

            The parties  therefore agree that where required as in Subclause 4.8
(d), the Calciner Discharge Product value and the Finished Product value at the time of delivery to the Delivery Point shall be deemed to be equal to the Calciner Discharge Product Value and the Finished Product Value, respectively of such Product, and shall not be applied differently to either Tioxide Products or Newco Products.

      5.    Product Imbalances.

            5.1 If a Product Imbalance should occur, the parties will promptly cure such Product Imbalance under the following terms:

                  5.1.1 The "Newco Imbalance Value" for such Product Imbalance shall be the sum of:

                        (1) The Calciner Discharge Product Value of the Newco CD Product Imbalance, if any; and

                        (2) The Finished Product Value of the Newco FP Imbalance, if any.

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                  5.1.2 The "Tioxide Imbalance Value" for such Product Imbalance shall be the sum of:

                        (1) The Calciner Discharge Product Value of the Tioxide CD Product Imbalance, if any; and

                        (2) The Finished Product Value of the Tioxide FP Imbalance, if any.

                  5.1.3 Newco, if the Newco Imbalance Value is larger than the Tioxide Imbalance Value, or TEL, if the Tioxide Imbalance Value is larger than the Newco Imbalance Value (the "Reimbursing Party") shall be responsible to reimburse the other party (the "Reimbursed Party") in an amount equal to the net of the larger of the Newco Imbalance Value and the Tioxide Imbalance Value less the smaller of the Newco Imbalance Value and the Tioxide Imbalance Value (the "Net Imbalance Value").

                   5.1.4 The  Reimbursing  Party will  reimburse the  Reimbursed
                  Party by (a) supplying a quantity of Finished Product, (b) supplying a quantity of Calciner Discharge Product, and/or (c) making a cash payment, such that the sum of (1) the Value of such Finished Product, (2) the Value of Such Calciner Discharge Product, and (3) the amount of the cash payment shall be equal to the Net Imbalance Value.

                  5.1.5 For any Product to be supplied pursuant to Subclause 5.1.4, (a) the Reimbursing Party shall specify the total quantity and (b) the Reimbursed Party shall specify whether the Product will be Calciner Discharge Product or Finished Product. The cash payment will be adjusted accordingly.

                  5.1.6 The calculations, determinations, and decisions to be made in Subclauses 5.1.1. through 5.1.5 will be completed within thirty (30) days of the occurrence of the Product Imbalance and any cash payment will be made by the Reimbursing Party within fifteen (15) days thereafter.

                  5.1.7 For any  Product to be supplied  pursuant to  Subclauses
                  5.1.4 and 5.1.5, the Reimbursed Party shall specify the Product grade(s), Quality and package type, and the parties will mutually agree upon delivery timing.

                  5.1.8 For any cash payment, VAT shall be charged to the Reimbursed Party as appropriate.

            5.2 Any quantities of Product supplied and cash payments made by the Reimbursing Party pursuant to Subclause 5.1.4 through 5.1.6 will be excluded from consideration in the determination of any later Product Imbalance.

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            5.3 The provisions of this Agreement  relating to Product Imbalances shall not apply where any Product Imbalance has been caused by a Force Majeure event or circumstance, except to the extent that :

                  (a) at or near the end of the Contract Period the corrective measures of Subclauses 13.2 or 13.3 are sufficient to remove what would otherwise be a contribution of the Force Majeure event to a Product Imbalance, or

                  (b) the party not declaring a Force Majeure elects under Clause 13.3(b) to continue to receive Product during Force Majeure.

            5.4 The parties' obligation to cure Product Imbalances pursuant to Clauses 5.1 and 5.2 shall survive termination of this Agreement.

      6.    Quality, Adjustments:

            There will be no change in the specifications of the Product produced by the supplying party without the express written consent of the receiving party. The supplying party shall give sufficient prior notice to the receiving party of any significant change(s) in raw materials, manufacturing processes, or test methods for mutual assessment of the probable effect on the receiving party's Product performance. Final Product attributes will remain unchanged and will be consistent with the Specifications.

      7.    Term and Termination.

            This Agreement shall become effective on the Completion Date and terminate at the end of the Contract Period.

                  7.1 Clauses 5, 8, 9, 10, 11, 12, 15 and 19 shall survive termination of this Agreement.

                  7.2 If both TEL and Newco reach agreement at the time of submission of any rolling twelve-month forecasts that their respective needs for Products for all future months after Month 2 of the forecast will be zero, then in that case the Contract Period will be deemed to end at the end of such Month 2 for the purposes of this Agreement.

      8.    Warranty:

            Each supplying party warrants to each receiving party only that any Product when supplied will meet the Specifications for the Product. EXCEPT FOR THE FOREGOING AND AS EXPRESSLY PROVIDED HEREIN, SUPPLYING PARTY MAKES NO EXPRESS OR IMPLIED WARRANTY (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FROM ANY COURSE OF DEALING OR TRADE USAGE) REGARDING THE PRODUCT. Receiving party assumes all risk and liability for results obtained by the use of the supplying party Product, whether used alone or in combination with other materials.

      9.    Claims:

            9.1 With respect to either Tioxide Products or Newco Products, no claim shall be greater in amount than the Value of the Product (plus freight, duty and disposal costs) exchanged hereunder in respect of which damages are claimed except in the case of willful breach of this Agreement. Failure to give notice of a claim within one hundred eighty (180) days from date of delivery, or the date fixed for delivery (in case of non-delivery), shall constitute a waiver by the receiving party of all claims in respect of the Product so delivered or not delivered, as the case may be except in the case of willful breach of this Agreement. No Product shall be returned to the supplying party without supplying party's permission, which shall not be unreasonably withheld or delayed, and then only in the commercially reasonable manner prescribed by the supplying party. No claim shall be allowed for Product that has been processed (e.g. "finished") in any manner. Claims include, without limitation, claims of any kind, whether or not (a) for loss, damage, expense or injury, (b) with respect to the Product delivered or for non-delivery of the Product, or (c ) based on supplying party's breach of warranty, contract, statute, regulation or negligence, strict liability or any tort.

            9.2 No Claim for failure to deliver on time or at all, will be valid if the reason for said late delivery or non-delivery is the failure either in whole or in part, by the receiving party to provide the supplying party with a sufficient quantity of Packaging Materials for the Products ordered by the receiving party.

      10.   Remedy:

            Except in the case of willful breach of this Agreement, a party's exclusive and sole remedy for any claim shall be the recovery of the Value of the Product exchanged with the other party (plus freight, duty and disposal costs) in the transaction giving rise to the claim. Such recovery may be in the form of cash or in the form of Product at the discretion of the party against whom the claim is made.

      11.   Patent Warranty:

            The supplying party warrants that the use or sale of the Products delivered hereunder will not infringe the claims of any validly issued patent covering the Products themselves, but does not warrant against infringement due to: (a) the use of the Products in combination with other Products (or third party products of other manufacturers) or materials or in the operation of any process, or (b) the compliance by supplying party with any specifications provided to supplying party by the receiving party.

      12.   No Consequential Damages:

            Neither party shall be liable for special, indirect, incidental, punitive or consequential damages (including, without limitation, damages for loss of business profits, business interruption or any other loss), whether or not caused by, or resulting from, the negligence of such party even if such party has been advised of the possibility of such damages.

      13.   Force Majeure:

            13.1 Force Majeure is an event or circumstance beyond the reasonable control of the party claiming the Force Majeure including but not limited to: act of God, fire, flood, explosion, hurricane, breakdown of machinery or equipment, governmental action or inaction or request of governmental authority, accident, strike, lockout, labor trouble or shortage, inability to obtain raw material, power, equipment or transportation, but the party claiming the Force Majeure shall be diligent in attempting to remove such cause or causes and shall promptly notify the other party of its extent and probable duration. No liability shall result to either party from delay in performance or from non-performance caused by a Force Majeure other than that described in this Clause 13 and in Clause 14 and this Agreement shall remain otherwise unaffected.

            13.2 If the party declaring a Force Majeure is the supplying party, the receiving party shall be entitled to reduce its own quantity commitments (by grade, Quality, and package of such receiving party's choice) as a supplying party in an amount equal to the quantity by which the non-performing party fails to perform. The non-performing party shall have no obligation to purchase quantities of Product from other sources to enable it to perform under this Agreement.

            13.3 If the party declaring a Force Majeure is the receiving party, the supplying party will be entitled:

                  (a) to reduce its own commitments as a receiving party in an amount equal to the quantity by which the non-performing party fails to perform, or

                  (b) to continue to receive Product from the non-performing party.

            13.4 In order to claim a Force Majeure hereunder, the party attempting to excuse its delay in performance or non-performance must notify the other party within 24 hours of obtaining knowledge of the Force Majeure and confirm the Force Majeure event in writing within 5 Business Days thereafter. If the other party does not agree that the event or circumstance is a Force
Majeure, that party may dispute the claim under the Dispute Resolution provisions contained herein.

            13.5 YEAR 2000 ISSUE. A delay in performance or non-performance attributable to improper processing, management, manipulation, miscalculation or misreading of data by computer-operated systems arising out of processing for the year 2000 shall not constitute a Force Majeure.

            14.   Allocation:

            14.1 If a Force Majeure event or circumstance occurs which results in the failure of the supplying party to supply Product to the receiving party, supplying party will distribute its available supply pro rata (based on deliveries in the three calendar months prior to the Force majeure event or circumstance) between the receiving party and the aggregate of all other purchasers, including, third parties as well as divisions, joint ventures, business units, affiliates and subsidiaries of supplying party, for the duration of such Force Majeure event or circumstance without liability for any failure of performance that may result therefrom. For the avoidance of confusion, distribution among such other purchasers will be made on such basis as the supplying party may deem fair and practical after first determining the portion to be provided to receiving party.

            14.2 If a non-Force Majeure event or circumstance occurs which results in the failure of the supplying party to supply Product to the receiving party according to the forecast commitments hereunder, the supplying party shall meet all of its supply obligations under this Product Exchange Agreement prior to, and in preference over, any other supply obligations to purchasers, divisions, joint ventures, business units, affiliates and subsidiaries of supplying party.

      15.   Government Action:

            If any Government action should place or continue limitations on the terms of this Agreement such that it would be illegal or against public or Government policy for supplying party to receive full value (i.e. equivalent exchanged product) for its Product, supplying party shall have the option: (a) to continue to perform under this Agreement subject to such adjustments that supplying party may deem necessary to comply with such Government action; (b) to revise this Agreement, subject to receiving party's written approval, in order to most nearly accomplish the original intent of this Agreement; or (c) to terminate performance of the affected portions of this Agreement without liability for damages.

      16.   User Protection and Product Information:

            The receiving party warrants that it will use its own independent skill and expertise in connection with the selection and use of the supplying party's Product and that it possesses the skill and expertise to safely handle, store, transport, use, and dispose of the Product. In connection therewith, receiving party agrees to:

            16.1 Familiarize itself with available safety and health information and precautions, including, but not limited to, those contained in any pertinent material safety data sheet;

            16.2 Adopt and follow safe handling, storage, transportation, use, and disposal practices with respect to the Product, including, but not limited to, those required by applicable law and regulation; and

            16.3 Instruct its employees, independent contractors, agents and customers in the warning and safe use practices required in connection with the unloading, handling, storage, transportation, use and disposal of the Product.

      17. Labeling and Literature, Name on Product:

            Each party hereto acknowledges that there may be risks and liability resulting from the use of each party's Products. Each party hereto acknowledges that it has received and is familiar with the supplying party's labeling, literature and any pertinent Material Safety Data Sheets ("MSDS" sheets) concerning such Products and their properties. The receiving party will forward such information to receiving party's employees and any others (including receiving party's customers), who may handle, process or sell such Product from supplying party and advise such parties to familiarize themselves with such information.

      18.   Taxes, VAT, Import Duties

            18.1 The receiving party is responsible for payment of all taxes, duties and VAT due and payable upon movement of Product under this Agreement.

            18.2 Where VAT is payable by one party to another, this shall be charged by means of a valid VAT invoice issued pursuant to the legislation extant in the country where the VAT charge is levied.

            18.3 For any goods which have been supplied to the receiving party VAT-free on the basis that those goods are to be exported from the European Union by the receiving party, the receiving party is required to provide within one month of the date of supply of product a certificate of shipment proving the goods were removed from the European Union. If such certificate is not provided within that time period, then the supplying party shall charge and receiving party shall pay VAT and associated penalties, if any. Such VAT and associated penalties shall be invoiced by the supplying party and paid, within 15 days of receipt of the invoice, by the receiving party.

      19.   Confidential Information:

            19.1 For purposes of this Clause:

      19.1.1 "Confidential Information" means all information received by the receiving party from the disclosing party relating to the disclosing party, its Affiliates and the businesses conducted by the disclosing party (whether pursuant to this Agreement or otherwise) including not only written information but information transferred orally, visually, electronically, or by any other means. For the avoidance of doubt, the term Confidential Information shall not include:

            (i) information that is in the public domain at the date of this Agreement;

            (ii) information that subsequently comes into the public domain, otherwise than as a result of a breach of this Agreement, but only after it has come into the public domain;

            (iii) information  which the receiving party or its  Representatives obtain from a third party not under any confidentiality obligation to the disclosing party respecting such information;

            (iv) information which the receiving party or its Representatives at the time of disclosure already has in its possession and which is not subject to any obligation of secrecy on their part to the other party;

            (v) information which is independently developed by employees of the receiving party or its Representatives who had no access to the information disclosed by the disclosing party.

      19.1.2 "Representatives" means Affiliates, directors, officers, employees, agents or representatives of either party or its Affiliates, and their respective solicitors, accountants, consultants and financial advisors.

      19.2 Each party hereto undertakes to maintain Confidential Information received by it, its Affiliates or its Representatives relating to the other party or the other party's Affiliates in confidence and not disclose that Confidential Information to any person other than its Representatives except with the prior written approval of the other party.

      19.3 Each party undertakes only to disclose to Representatives such Confidential Information relating to the other party or the other party's Affiliates as is reasonably required for the purposes of performing the obligations under this Agreement and only to Representatives whom it has informed of the confidential nature of the Confidential Information and who undertake to keep it confidential. Such information shall not be used for any other purpose than the performance of the parties' obligations hereunder. Each party shall be responsible for breach of such confidentiality undertaking by it or its Representatives.

      19.4 In the event that, after receipt of Confidential Information, either party, or any person or Representative to whom it has transmitted Confidential Information, becomes legally required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process or otherwise) to disclose any of the Confidential Information received, the legally compelled party shall provide the other party with prompt written notice of that requirement so that the other party may seek a protective order or other appropriate remedy but shall not be obliged to delay disclosure if to do so would be in breach of any conditions for such disclosure imposed by the authority compelling disclosure and in any event should the other party not be successful in seeking or obtaining a protective order or other appropriate remedy, the other party shall waive compliance with the provisions of this Agreement for such particular case to enable the legally compelled party or its Representative to comply with any such legal requirement.

      19.5 Disclosure of Confidential Information to permitted assigns shall not be a violation of this Clause 19, provided that the disclosing party has complied with the provisions of Clause 21.2.

      20.   Dispute Resolution:

            20.1 In the event of a dispute between supplying party and receiving party arising in connection with this Agreement, the parties will first attempt to resolve the dispute informally. If such informal efforts fail to resolve the dispute to the parties' satisfaction, senior representatives of each of the parties shall be notified and shall, within 10 Business Days of a written request from one party to the other, meet in a good faith effort to resolve such dispute or difference without recourse to legal proceedings.

            20.2 If the dispute or difference is not resolved as a result of such meeting, supplying or receiving party may (at such meeting or within 10 Business Days from its conclusion) propose to the other in writing that structured negotiations be entered into with the assistance of a mediator. Upon receipt of such notice the parties to the dispute shall each propose and select a suitable mediator.

            20.3 All negotiations connected with the dispute shall be conducted in strict confidence and without prejudice to the rights of the parties in any future proceedings.

            20.4 Within seven (7) Business Days of the appointment of the mediator, both parties shall meet with him/her in order to agree on a program for the exchange of any relevant information and the structure to be adopted for negotiations.

            20.5 If the parties to the dispute accept the mediator's recommendations or otherwise reach agreement on the resolution of the dispute, such agreement shall be reduced to writing and, once it is signed by their duly authorized representatives, shall be and remain binding upon the parties. If an agreement cannot be reached, either of the parties may invite the mediator to provide a non-binding but informative opinion in writing, provided however that neither party shall be entitled to rely on such opinion or introduce it into evidence in any legal proceedings. If agreement still cannot be reached, then any dispute or difference between the parties may be referred to the courts. Unless a party is seeking injunctive relief, no dispute shall be referred to the courts until 30 Business Days after the mediator has issued his/her recommendation(s).

            20.6 Each party shall bear its own costs of this Dispute Resolution process.

      21.   Assignment:

            21.1 Except as provided in Subclause 21.2 below, the rights, benefits and obligations of the parties under this Agreement shall not be assigned, transferred or otherwise disposed of in whole or in part without the prior express written consent of the other party.

            21.2 Consent to assignment of this  Agreement  shall not be required
(1) in circumstances where all the rights, benefits and obligations of either party hereto are proposed to be assigned or transferred to an Affiliate of the transferring party; or (2) in the event that either party hereto or such party's Affiliates (if applicable) proposes to assign all its rights, benefits and obligations to a third party purchaser of the transferring party's entire interest in the manufacture of titanium dioxide; provided however, (upon such event) the transferring party obtains the agreement of the proposed assignee or transferee, prior to the transfer or assignment, to comply with the terms of this agreement and except in the case of a sale pursuant to Subclause 21.2(2) to obtain from the assignee or transferee a re-assignment in the event that the assignee or transferee ceases to be an Affiliate.

      22. No Agency and no Partnership:

            22.1 Except as otherwise expressly provided for in this Agreement and/or the Schedules, or unless otherwise agreed between the parties in writing, no party shall:

                  22.1.1 make purchases or sales or incur any liabilities whatsoever on behalf of the other party hereto;

                  22.1.2      pledge the credit of the other party; or

                  22.1.3 hold itself out as acting as agent for the other party.

            22.2 The parties hereto have not and expressly do not intend to form a partnership by virtue of this Agreement and do not intend to be partners.

      23. Entire Agreement/Amendments/Severability:

            23.1 This Agreement contains the whole agreement between the parties and their Affiliates relating to the transactions contemplated by this Agreement and supersedes and replaces all previous agreements between the parties and their Affiliates relating to such transactions.

            23.2 A provision in another agreement between the parties to this Agreement or between the respective parent undertakings of the parties (and whether made before or after the date of this Agreement) which refers to this Agreement and which extends or supplements any provision of this Agreement will be deemed for the purposes of Subclause 23.1 to form part of the whole agreement between the parties as referred to in that Subclause.

            23.3 Each of the parties to this agreement acknowledges on its own behalf and on behalf of each of its Affiliates that , in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement) and waives all rights and remedies which, but for this Subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Clause shall limit or exclude any liability for fraud.

            23.4 Except as otherwise specifically stated, no modification or amendment hereto shall be of any force or effect unless (1) reduced to writing and signed by both parties hereto, and (2) expressly referred to as being a modification of this Agreement, including the attached Schedules.

            23.5 If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable in whole or in part, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the list of customers in Schedule E, the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the pertinent term or provision (or to approve such reductions, deletions or replacements as agreed by the parties), and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      24.   Waiver:

            24.1 The failure of either party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights shall not be construed as a waiver of any such provision or the relinquishment of any such right.

            24.2 The provisions of the United Nations Convention on Contracts for the International Sale of Goods 1980 shall not apply to this contract or any transaction contemplated hereunder.

      25.   Notices:

            25.1 Any notice or other document to be served under this Agreement shall be in writing and may be delivered by hand or sent by post or facsimile process where the remote facsimile machine has an answer-back facility to the party to be served at its address or facsimile number appearing in this Agreement and marked for the attention of the person whose name is referred to in Subclause 25.2 below. Any notice or other document sent by post shall be sent by registered post (if both posted and for delivery within the same jurisdiction) or by registered airmail (if posted for delivery outside the jurisdiction in which it is posted). Any notice or other document sent by facsimile process shall also be sent to the other party by registered post or registered airmail (as the case may be) in accordance with this Clause.

            25.2 The person to whom notices or documents should be addressed for the purposes of Subclause 25.1 is:

            25.2.1 If to be served on TEL:
                                              ----------------------------
                                              Name or Title, Business Unit

                                              ----------------------------
                                              Address

            25.2.2 If to be served on Newco:

                                              ----------------------------
                                              Name or Title, Business Unit

                                              ----------------------------
                                              Address

            25.3 In proving service of a notice or document it shall be sufficient to prove that delivery was made by hand or that the envelope containing the notice or document was properly addressed and posted (either by registered post or by registered airmail, as the case may be, in accordance with the requirements of this Clause 25) or that the facsimile message was properly addressed and dispatched as the case may be.

      26.   Governing Law:

            This Agreement is governed by and shall be construed in accordance with Delaware (U.S.) law.

      27.   Covenant Not to Compete

            For a period of two and one-half years from and after the Completion Date, none of TEL or its Affiliates will directly or indirectly market, sell or offer for sale in North America (a) to any of the customers listed in Schedule E any product (whether or not such product is listed in Schedules A, B, C or D) that is manufactured by the sulfate process, and (b) to any of the customers listed in Schedule F any TC4 Product. Schedule E shall include all current customers and all former customers who have purchased in North America from Tioxide (or its Affiliates), during the three-year period ending on the Completion Date, titanium dioxide manufactured by the sulfate process. Schedule F shall include all current customers and all former customers who have purchased in North America from Tioxide (or its Affiliates), during the three-year period ending on the Completion Date, TC4 Product.

      28.   Assurances

            The parties hereto acknowledge that due to inadequate information available to them on the Completion Date, there may be other Products (or in the case of Schedules E and F, other customers) which, according to the provisions of this Agreement, should have been included on the Schedules A, B, C, D, E and
F. To the extent that the parties hereto obtain additional information which indicates that a Product or customer should have been included in the relevant Schedule, the parties shall consult with a view to agreeing whether the Product or customer should be included, such agreement not to be unreasonably withheld. From and after the parties' agreement pursuant to this Clause 28, such Product or customer shall be deemed to be a part of the relevant Schedule as if it had been included as on the Completion Date.

      IN WITNESS WHEREOF, the parties hereto have caused this Product Exchange Agreement to be executed by their duly authorized representatives.

TIOXIDE EUROPE, LTD.                      NEWCO, Ltd.

By:_________________________________      By:___________________________

Title:_______________________________     Title:_________________________

Date:_______________                      Date:_____________